SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                 (Amendment No.)


Filed by the Registrant                               [X]
Filed by a party other than the Registrant            [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section.240-14a-11(c) or Section.240-14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))


                            Franklin Strategic Series
                         Franklin U.S. Long-Short Fund
                (Name of Registrant as Specified In Its Charter)

                            Franklin Strategic Series
                         Franklin U.S. Long-Short Fund
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ] Fee paid previously with preliminary material.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)   Amount Previously Paid:

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      4)   Date Filed:







                           FRANKLIN STRATEGIC SERIES
                          FRANKLIN U.S. LONG-SHORT FUND


                        IMPORTANT SHAREHOLDER INFORMATION



These materials are being provided to you in connection with a Special Meeting of Shareholders scheduled for April 18, 2002 at 10:00 a.m. Pacific time. They discuss a proposal to be voted on at the meeting, and contain your proxy statement and proxy card. A proxy card is, in essence, a ballot. When you vote your proxy, it tells us how you wish to vote on important issues relating to the Franklin U.S. Long-Short Fund ("Fund"). If you complete and sign the proxy, we will vote it exactly as you tell us. If you simply sign the proxy, we will vote it in accordance with the Board of Trustees' recommendations as stated on page 1 of the proxy statement.


We urge you to spend a few minutes reviewing the proposal presented in the proxy statement. Then, fill out the proxy card and return it to us so that we know how you would like to vote. When shareholders return their proxies promptly, the Fund's investment adviser may be able to save money by not having to conduct additional mailings.

We welcome your comments. If you have any questions, call Fund Information at 1-800/DIAL BEN(R) (1-800/342-5236).



                          TELEPHONE AND INTERNET VOTING

For your convenience, you may be able to vote by proxy, by telephone or through the Internet, 24 hours a day, seven days a week. If your account is eligible, a control number and separate instructions are enclosed.



                      This page intentionally left blank.




A LETTER FROM THE PRESIDENT


Dear Shareholders:


Enclosed for your consideration are important materials relating to your investment in Franklin U.S. Long-Short Fund ("Fund"). These materials are being provided to you in connection with a Special Shareholders' Meeting and describe a proposal that will affect the future of the Fund.

The Board of Trustees recommends that you cast your vote in favor of a proposal to amend the investment advisory agreement between Franklin Advisers, Inc. ("Advisers") and Franklin Strategic Series ("Trust") on behalf of the Fund. The proposal, if approved, would replace the fixed rate investment advisory fee currently payable to Advisers with a rate that may vary depending upon Fund performance. When implemented, the application of this new performance-linked formula for calculating advisory fees likely will result in a fee rate that is higher than the rate paid currently.

          PLEASE TAKE A MOMENT TO REVIEW THIS DOCUMENT, FILL OUT, SIGN
                       AND RETURN THE ENCLOSED PROXY CARD

As more fully described in the enclosed materials, we are proposing to modify the investment advisory fee to which Advisers is entitled under the investment advisory agreement with the Fund. Currently, Advisers is paid a fee, based on a static, annual fixed percentage of net assets in the Fund.
In contrast, the proposed advisory fee would be comprised of two components. The first component would be a fixed rate fee (a so-called "fulcrum fee") that would be higher than the current fixed rate fee. The second component would be a performance incentive adjustment (based on a comparison of the Fund's performance with the investment record of the Standard & Poor's 500(R) Composite Stock Price Index) applied to the fulcrum fee pursuant to a schedule of adjustments.

Both components would become effective at the end of the twelfth month following the month in which shareholders approve the proposal and until that time the current advisory fee rate would continue to apply. When the new fee structure and rates are implemented, the application of the performance incentive adjustment to the fulcrum fee could result in an overall fee rate that is either higher or lower than the current fee rate.

The proposed new fee rate and structure is intended to (1) offset the higher expenses incurred by Advisers in implementing the complex strategies of hedge fund-style mutual funds like the Fund and (2) to better align the interests of shareholders and Advisers and, thereby, give Advisers a heightened incentive to achieve enhanced investment performance over the long-term. The Board and Advisers believe the proposed change is reasonable and consistent with the best interests of the Fund and its shareholders. Accordingly, we urge you to vote to approve the proposal.

The enclosed proxy statement includes a question-and-answer format designed to provide you with a concise explanation of the fees and certain related issues. Much of the information in the proxy statement is technical and required by the various regulations that govern the Fund and we hope that this format will be helpful to you.

Your vote is very important to the Fund. On behalf of the Trustees, thank you in advance for considering this issue and for promptly returning your proxy card.

                                               Sincerely,



                                               /s/ Rupert H. Johnson, Jr.
                                               ----------------------------

                                               Rupert H. Johnson, Jr.

                                               President






                           FRANKLIN STRATEGIC SERIES
                          FRANKLIN U.S. LONG-SHORT FUND

                     NOTICE OF SPECIAL SHAREHOLDERS' MEETING

                          TO BE HELD ON APRIL 18, 2002


A Special Shareholders' Meeting ("Meeting") of Franklin U.S. Long-Short Fund ("Fund"), a series of Franklin Strategic Series ("Trust"), will be held at the Trust's offices at One Franklin Parkway, San Mateo, California 94403, at 10:00 a.m. (Pacific time), on April 18, 2002.


At the Meeting, Shareholders of the Fund will be asked to vote on the following:

   A proposal to approve an amendment to the Investment Advisory Agreement between Franklin Advisers, Inc. ("Advisers") and the Trust on behalf of the Fund that would introduce a performance incentive investment advisory fee structure for the Fund.

The Board of Trustees has fixed February 19, 2002 as the record date for determining which Shareholders of the Fund are entitled to vote at the Meeting.

                                             By Order of the Board of Trustees,

                                             Murray L. Simpson
                                             SECRETARY


San Mateo, California
March 12, 2002



    PLEASE SIGN AND RETURN YOUR PROXY CARD IN THE SELF-ADDRESSED ENVELOPE OR
     VOTE BY PROXY, BY TELEPHONE OR THROUGH THE INTERNET (FOLLOWING SEPARATE
           INSTRUCTIONS) REGARDLESS OF THE NUMBER OF SHARES YOU OWN.



PROXY STATEMENT
                                TABLE OF CONTENTS

                                                                           PAGE
PROXY STATEMENT

Information About Voting ............................................       1

  Proposal:   To Approve an Amendment to the Investment Advisory
              Agreement .............................................       3


EXHIBITS

 Exhibit A:   Form of proposed Amended Investment Advisory Agreement..     A-1

 Exhibit B:   Similar Funds Managed by Franklin Advisers, Inc. .......     B-1




                         FRANKLIN U.S. LONG-SHORT FUND

                                 PROXY STATEMENT

INFORMATION ABOUT VOTING

WHO IS ASKING FOR MY VOTE?

The Board of Trustees of Franklin Strategic Series ("Trust"), on behalf of its separate series, Franklin U.S. Long-Short Fund ("Fund"), in connection with the Special Meeting of the Shareholders of the Fund to be held on April 18, 2002 ("Meeting"), has requested your vote.

WHO IS ELIGIBLE TO VOTE?


Shareholders of record at the close of business on February 19, 2002 are entitled to vote at the Meeting or any adjournment of the Meeting. Each share of record is entitled to one vote on each matter presented at the Meeting. The Notice of Meeting, the proxy card, and the proxy statement were mailed to shareholders of record on or about March 12, 2002.


ON WHAT ISSUE AM I BEING ASKED TO VOTE?

You are being asked to vote on the following:

   A proposal to approve an amendment to the Investment Advisory Agreement between Franklin Advisers, Inc. ("Advisers") and the Trust on behalf of the Fund ("Proposed Amended Agreement") that would introduce a performance incentive investment advisory fee structure for the Fund.

HOW DOES THE BOARD OF TRUSTEES RECOMMEND THAT I VOTE?

The Board of Trustees unanimously recommends that you vote:

   FOR the approval of the Proposed Amended Agreement for the Fund.

HOW DO I ENSURE THAT MY VOTE IS ACCURATELY RECORDED?

You may attend the Meeting and vote in person or you may complete and return the enclosed proxy card. If you are eligible to name a proxyholder by telephone or through the Internet, a control number and separate instructions are enclosed.

Proxy cards that are properly signed, dated and received at or prior to the Meeting and proxy elections that are properly submitted by telephone (or through the Internet) will be voted as specified. If you specify your vote on the Proposal, your proxy will be voted as you indicate. If you simply sign and date the proxy card, but do not specify a vote on the Proposal, your shares will be voted IN FAVOR of the Proposed Amended Agreement for the Fund and IN ACCORDANCE with the discretion of the proxyholders named in the proxy card as to any other matters that may properly come before the Meeting or any adjournment.

MAY I REVOKE MY PROXY?

You may revoke your proxy at any time before it is voted by: (1) delivering a written revocation to the Secretary of the Trust, (2) forwarding to the Trust a later-dated proxy card that is received by the Trust at or prior to the Meeting, or (3) attending the Meeting and voting in person.




                                  THE PROPOSAL

                         TO APPROVE AN AMENDMENT TO THE
                          INVESTMENT ADVISORY AGREEMENT

WHY IS AN AMENDMENT TO THE INVESTMENT ADVISORY AGREEMENT BEING PROPOSED?

Advisers currently serves as the investment manager to the Fund under an Investment Advisory Agreement ("Current Agreement") that provides for an advisory fee that is based on a static, annual fixed percentage (1.00%) of the Fund's average daily net assets. As described in more specific detail below, Management has proposed replacing the current annual fixed rate fee with a variable performance incentive fee comprised of an annual fixed rate fee of 1.50% of average daily net assets ("Fulcrum Fee"), which would be subject to a performance incentive fee adjustment ("Performance Adjustment") in accordance with a schedule of rates. Those Performance Adjustments could result in an annual fee rate that is as high as 2.50% or as low as 0.50% depending on the investment performance of the Fund as compared to its performance benchmark, the Standard & Poor's 500(R) Composite Stock Price Index/1 ("Index") over a rolling twelve (12) month performance measuring period.

The Fund adheres to a hedge fund-style investment strategy, a complex strategy in accordance with which the Fund takes long and short investment positions. Historically, hedge funds were typically structured as unregistered funds, not subject to the rules and limitations on operation with which registered mutual funds must comply. As a result, at the Fund's inception, there existed little market data concerning the costs associated with operating a registered fund that follows such a strategy and the reasonable fees for investment advisory services provided to such funds. Registered funds engaged in the investment strategies like those followed by the Fund, in fact, remain relatively uncommon. Without the benefit of that market data, Advisers proposed a relatively conservative initial investment advisory fee rate.

Having now operated the Fund for more than two years, however, Advisers is better informed about the complexity and cost of those operations. Hedge fund-style mutual funds, like the Fund, require intensive research, strategizing, management and trading. In addition to taking "long" positions in securities (that is, buying securities), the Fund engages in active short selling (that is, selling securities it does not own), an activity which requires the support of specialized research. The Fund also borrows money and, as appropriate, uses derivatives to alter the Fund's market exposure and to seek enhanced returns. In implementing the Fund's complex strategies, the portfolio management team must be especially attentive to the multitude of market factors in play in the operation of the Fund. As a result, the costs of operating the Fund have proven to be considerably higher than originally anticipated. Complicating matters further, the Fund recently ceased accepting orders from new investors in order to more effectively pursue its hedging activities without having to frequently modify investment positions to deal with cash inflows.
_____________________

1. The S&P 500(R) Composite Stock Price Index is an unmanaged capitalization-weighted index designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries. The Index consists of 500 stocks chosen for market size, liquidity, and industry group representation. It is a market-value weighted index (stock price times number of shares outstanding), with each stock's weight in the Index proportionate to its market value. The Index is one of the most widely used benchmarks of U.S. equity performance.

In view of the above, Management proposed to modify the Current Agreement to institute the proposed new advisory fee rate for two principal reasons. First, by establishing fee levels for advisory services at the proposed rate and with the proposed structure, it is anticipated that Advisers will be in a better position to earn sufficient advisory fees to cover the expenses attendant to managing the Fund, thus enabling Advisers to maintain the quality of advisory services provided to the Fund and to attract and keep the talented personnel essential to the successful management of the Fund. Second, the proposed performance incentive fee rate, as opposed to a fee strictly tied to a static, fixed percentage of assets in the Fund, would more closely align the interests of Advisers with those of the Fund's shareholders, because the revenues of Advisers would be placed at risk. When the Fund does not perform well, investors' expenses would be lower; and, when the Fund does perform well, Advisers would be rewarded in proportion to returns of the Fund. In furtherance of the goal of more closely aligning Advisers' and shareholders' interests, the U.S. Securities and Exchange Commission ("SEC") has adopted rules that generally seek to ensure that any performance incentive adjustment reflects an adviser's management skills as opposed to external factors. Among other things, these rules require that an appropriate benchmark be used for the performance comparison and that the performance-measuring period be at least twelve (12) months to ensure that any comparison is meaningful. Management's proposal is in conformance with these SEC rules.

WHEN WILL THE NEW FEES BECOME EFFECTIVE?

If approved by shareholders of the Fund, the Fulcrum Fee and the Performance Adjustment would be effective at the end of the twelfth month following the month in which shareholders approve the Proposal, consistent with applicable federal securities law. The twelve (12) month period corresponds to the initial twelve (12) month measuring period for determining whether any Performance Adjustment should be made under the terms of the proposed new fee structure. This delay in the introduction of the Performance Adjustment comports with an SEC staff position which seeks to ensure that when an existing fund becomes subject to a performance fee arrangement, an adviser does not benefit from performance achieved prior to the approval and introduction of the performance fee arrangement. While the Fulcrum Fee of 1.50% to replace the current 1.00% fixed rate annual fee could have been implemented upon shareholder approval, the Board has determined that it is more appropriate to introduce the increased Fulcrum Fee at the same time as the Performance Adjustment. Thus, during the initial twelve (12) month period following shareholder approval, the current annual 1.00% advisory fee rate will continue to apply.

WILL THE SERVICES PROVIDED UNDER THE CURRENT AGREEMENT DIFFER FROM THOSE TO BE PROVIDED UNDER THE PROPOSED AMENDED AGREEMENT?

No, the same services will be provided under the Proposed Amended Agreement as are provided under the Current Agreement. Under the Proposed Amended Agreement, Advisers will continue to make determinations with respect to the investment of the Fund's assets, and the purchase and sale of the Fund's investment securities. Advisers will continue to be responsible for providing investment research and portfolio management services and selecting the brokers who execute the Fund's portfolio transactions.

HOW DO THE FEE RATES UNDER THE CURRENT AND PROPOSED AMENDED AGREEMENTS COMPARE?


The following tables compare the fee rates payable under the Current Agreement with the fee rates under the Proposed Amended Agreement. As illustrated in the fee table below for the Proposed Amended Agreement, Advisers will receive the Fulcrum Fee rate if the Fund's performance is within positive or negative 2.00% of the investment record of the Index over the measuring period. If the Fund's performance exceeds the investment record of the Index by more than 2.00%, the fee rate would be adjusted upward to a maximum of 2.50%. In order to reach the 2.50% maximum, the Fund's total return for the rolling twelve (12) month period must be at least 7.00% better than the investment record of the Index for the same rolling twelve (12) month period. If the Fund's total return for a rolling twelve (12) month period is exceeded by the investment record of the Index by more than 2.00% for the same period, the Fulcrum Fee rate is adjusted downward to a mimimum fee of 0.50%. Though not detailed in the table below, the upward or downward adjustment to the Fulcrum Fee will be made at the rate of 0.01% in the advisory fee rate for each increment of 0.05% in differential performance. As we discuss below, the fee rate calculated in regard to each twelve (12) month period will apply only for the next succeeding month and then will be subject to recalculation for the following month.


CURRENT INVESTMENT ADVISORY FEE

                                                                  INVESTMENT
                                                                 ADVISORY FEE
      RATE BASIS                                                 (ANNUAL RATE)
-------------------------------------------------------------------------------
      Annual flat fee on average daily net assets                    1.00%
-------------------------------------------------------------------------------


PROPOSED INVESTMENT ADVISORY FEE SCHEDULE
REFLECTING FULCRUM FEE AND PERFORMANCE ADJUSTMENT

      % PERFORMANCE DIFFERENCE      INVESTMENT
      BETWEEN FUND AND S&P 500(R)    Advisory Fee
      Composite Stock Price Index  (annual rate)
-------------------------------------------------------------------------------
             7% or more                2.50%
                 6%                    2.30%
                 5%                    2.10%                 Outperformance
                 4%                    1.90%
                 3%                    1.70%
-------------------------------------------------------------------------------
                 2%                    1.50%
                 1%                    1.50%                  No performance
                 0%                    1.50%   Base Fee   adjustment to advisory
                 -1%                   1.50%                 fee in this zone
                 -2%                   1.50%
-------------------------------------------------------------------------------
                 -3%                   1.30%
                 -4%                   1.10%
                 -5%                   0.90%                Underperformance
                 -6%                   0.70%
             -7% or less               0.50%
-------------------------------------------------------------------------------


The net assets of the Fund were $385,484,616.85 and $279,299,912.34 as of April 30, 2001 and as of October 31, 2001, respectively. Under the Current Agreement, Advisers received a total fee of $1,606,653 from the Fund for the fiscal year ended April 30, 2001. If the Fulcrum Fee and Performance Adjustment had been in effect during the same period, Advisers would have received $4,384,002 in the aggregate, representing 1.58% more than Advisers received (net of voluntary fee waivers) under the Current Agreement.


HOW WILL THE PROPOSED FULCRUM FEE WITH PERFORMANCE ADJUSTMENT BE CALCULATED AND APPLIED?

As noted above, if shareholders approve the Proposal, the variable rate advisory fee contemplated by the Proposed Amended Agreement will not take effect until the end of the twelfth month following such approval. At the end of that twelve
(12) month period, the Fund's administrator will compare the Fund's investment performance with the investment record of the Index over those twelve (12) months to determine whether a Performance Adjustment to the Fulcrum Fee should be made. Any such adjustment would be in accordance with the schedule of adjustments set forth above and would apply for the next succeeding month. The same procedure will be repeated for each month the Proposed Amended Agreement remains in place and the fee rate for the rolling twelve (12) month period then ended will apply for one month prospectively. The way in which the performance of the Fund and the investment record of the Index are to be determined for these purpose is described in more detail in the Proposed Amended Agreement attached hereto as Exhibit A.

As reflected in the summary table of the proposed adjustments set forth above, if, for a particular twelve (12) month period, the Fund's performance is within 2.00% (plus or minus) of the investment record of the Index, the advisory fee rate for the upcoming month will equal 1.50%, the Fulcrum Fee rate. If the Fund's performance for a twelve (12) month rolling period either exceeds or falls short of the investment record of the Index by more than 2.00%, a Performance Adjustment will be made to the Fulcrum Fee. The maximum adjustment, up or down, will be 1.00%, resulting in a maximum annual fee of 2.50% or a minimum fee of 0.50%./2 As noted above, this upward or downward fee adjustment would be determined at the rate of 0.01% for each 0.05% increment of difference in the Fund's total return versus the investment record of the Index.


For example, if the Fund had a total return for the rolling twelve (12) month period of 22.79% and the investment record of the Index for the same rolling twelve (12) month period were 18.29%, the difference would be positive 4.50%. In this example, since the total return of the Fund exceeds the investment record of the Index by more than 2.00%, the Fulcrum Fee would be adjusted upwards to 2.00%. Conversely, if the Fund had a total return for the rolling twelve (12) month period of 22.53% and the investment record of the Index for the same rolling twelve (12) month period were 28.53%, the difference would be negative 5.00%. In this example, since the total return of the Fund is less than the investment record of the Index by more than 2.00%, the Fulcrum Fee would be adjusted downwards to 0.90%.


WHY HAS THE FUND SELECTED THE STANDARD & POOR'S 500(R) COMPOSITE STOCK PRICE INDEX AS THE BENCHMARK FOR THE PERFORMANCE COMPARISON?


Under applicable law, an advisor may charge a performance incentive fee, like that being proposed, as long as it selects an appropriate benchmark for the performance comparison. Advisers and the Board initially have designated the Index for this purpose. The Board's determination was based on a number of factors, including the fact that the Index is currently used for the performance comparison required by the SEC under applicable law. Consistent with the policies articulated by the SEC concerning the selection of an appropriate index in a fee structure like the one being proposed, it was anticipated that any divergence between the Fund's performance and the investment record of the Index could be attributed to Adviser's skill in selecting securities within the parameters established by the Fund's objectives and policies.


From time to time, the Board may determine that another index is a more appropriate benchmark than the Index for purposes of evaluating the performance of the Fund. In such event, a successor index may be substituted for the Index in prospectively calculating the performance-based adjustment to the Fulcrum Fee. However, the calculation of the performance-based adjustment for any portion of the performance period prior to the adoption of the successor index would still be based upon the Fund's performance compared to the investment record of the Index.
______________________

2. Under the Investment Company Act of 1940, as amended and the rules adopted thereunder, mutual funds with a performance incentive fee (that do not meet certain limited conditions) must have a "fulcrum fee" structure, which requires the fee to increase and decrease proportionately from a benchmark percentage.


HOW DO THE FEES AND EXPENSES OF THE FUND UNDER THE PROPOSED AMENDED AGREEMENT COMPARE TO THE FEES AND EXPENSES UNDER THE CURRENT AGREEMENT?

The Current Agreement provides for an annual flat rate fee of 1.00% of average daily net assets. Apart from the proposed changes in the advisory fee rate that are discussed above, the Fund's expenses are expected to remain the same if the Proposed Amended Agreement is approved by shareholders. Thus, for the first twelve (12) months following approval, the Fund's annual advisory fee rate would remain at 1.00% and, thereafter, the Fulcrum Fee would be 1.50%, an increase of 0.50%. Depending on the Fund's performance compared to the investment record of the Index, Performance Adjustments to the Fulcrum Fee may result in an annual fee rate of as much as 2.50% (an increase of 1.50%) or as little as 0.50% (a decrease of 0.50%).

The tables and examples below are designed to assist you in understanding the various costs and expenses that you will bear directly or indirectly as an investor in the Fund, both under the Current Agreement and the Proposed Amended Agreement for Class A shares, the Fund's only class of shares. The information is based on the Fund's expenses and average daily net assets during the twelve months ended April 30, 2001.

                                Shareholder Fees
                    (fees paid directly from your investment)
-----------------------------------------------------------------------------------------


                                                                          Maximum
                                     Maximum                             Deferred
                                   Sales Charge                         Sales Charge
                                 (load) as a % of   Load Imposed on   (load) as a % of
Class of Shares                   offering price       Purchases       offering price
------------------------------------------------------------------------------------------
Current and Proposed Fee Structure
Class A                               5.75%             5.75%              None/1
------------------------------------------------------------------------------------------

1. There is a 1% contingent deferred sales charge that applies to investments of $1 million or more and purchases by certain retirement plans without an initial sales charge for shares sold within one year.


                         ANNUAL FUND OPERATING EXPENSES
                  (EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)
---------------------------------------------------------------------------------------

                                                                           Total
                                               Distribution              Annual Fund
                                 Management    and Service     Other    Operating
Class of Shares                     Fees      (12b-1) Fees   Expenses    Expenses
----------------------------------------------------------------------------------------
CURRENT EXPENSES
Class A                             1.00%         0.31%        0.51%       1.82%

PROPOSED EXPENSES (FULCRUM FEE
AND PERFORMANCE ADJUSTMENT)
Class A Base Fee                    1.50%         0.31%        0.51%       2.32%
Class A Maximum Fee                 2.50%         0.31%        0.51%       3.32%
Class A Minimum Fee                 0.50%         0.31%        0.51%       1.32%
-------------------------------------------------------------------------------------------


EXAMPLES

Based on the costs above, the following examples are intended to help a shareholder compare the cost of investing in the Fund under both the current fee structure and the proposed fee structure with the cost of investing in other mutual funds. These examples assume the annual return for each class is 5%, operating expenses are as described above, and shareholders sell their shares after the number of years shown. These are the projected expenses for each $10,000 invested in the Fund.


                                   1 YEAR      3 YEARS      5 YEARS    10 YEARS
--------------------------------------------------------------------------------
CURRENT FEE STRUCTURE
Class A                             $741       $1,089       $1,460      $2,499

PROPOSED FEE STRUCTURE  (FULCRUM FEE
AND PERFORMANCE ADJUSTMENT)
Class A Base Fee                    $788       $1,232       $1,701      $2,992
Maximum Fee                         $882       $1,513       $2,166      $3,903
Minimum Fee                         $693       $  943       $1,212      $1,978


Under both the Proposed and Current Agreements, the Fund would continue to be responsible for its own operating expenses including, but not limited to, investment advisory fees, distribution fees pursuant to the Fund's Rule 12b-1 Plan, legal and auditing fees, fees and costs of its custodian, transfer agent and shareholder services agent, salaries of any personnel not affiliated with Advisers, expenses of obtaining quotations for calculating the value of the Fund's net assets, its pro rata share of printing and other expenses relating to the Fund's operations, its pro rata share of the fees and expenses of Trustees who are not affiliated with Advisers, expenses related to conducting meetings of Trustees and shareholders, taxes, brokerage fees and commissions in connection with the purchase and sale of securities, costs and interest expense of borrowing money, its pro rata share of fidelity bond and liability insurance premiums, extraordinary legal and other expenses related to private lawsuits, regulatory proceedings and the like, trade association dues and registration fees.

HOW DO THE OTHER TERMS OF THE PROPOSED AMENDED AGREEMENT COMPARE TO THOSE OF THE CURRENT AGREEMENT?

The terms of the Proposed Amended Agreement are the same as the Current Agreement, except for (i) the dates of execution and termination and (ii) the rate of the advisory fee. The form of the Proposed Amended Agreement is attached to this proxy statement as Exhibit A.

Under the terms of both the Current Agreement and Proposed Amended Agreement, Advisers generally supervises and implements the Fund's investment activities, conducts research and provides investment advisory services. Subject to and in accordance with any directions the Trust's Board of Trustees may issue from time to time, Advisers decides which securities the Fund will purchase, hold or sell and takes the steps necessary to implement its decisions, including the selection of a broker or dealer. Advisers is obligated to supply the Board of Trustees with regular reports of its investment activities. Both the Current Agreement and the Proposed Amended Agreement permit Advisers to act as an adviser to other mutual funds or clients so long as its ability to render services to the Fund is not thereby impaired, and so long as purchases and sales appropriate for both the Fund and such other mutual funds or clients are made on a proportionate or other equitable basis. Under both the Current Agreement and the Proposed Amended Agreement, the Fund pays all of its expenses not assumed by Advisers under the applicable Agreement. Under the Proposed Amended Agreement, and for FT Services under the Fund Administration Agreement, Advisers or its affiliates will continue to compensate all officers and employees of the Trust who are officers or employees of Advisers or its affiliates.


The selection of brokers and dealers to execute transactions in the Fund's portfolio is made by Advisers in accordance with criteria set forth in the Current Agreement and Proposed Amended Agreement and any direction that the Board of Trustees may give. When placing portfolio transactions for the Fund, Advisers attempts to obtain the best execution of the transaction, including the net price and other considerations. Advisers may pay certain brokers a commission that is higher than the commission another broker may charge if Advisers determines in good faith that the amount paid is reasonable in relation to the value of the brokerage and research services Advisers receives. This may be viewed in terms of either the particular transaction or Adviser's overall responsibilities to client accounts over which it exercises investment discretion. The services that brokers may provide to Advisers include, among others, supplying information about particular companies, markets, countries, or local, regional, national or transnational economies, statistical data, quotations and other securities pricing information, and other information that provides lawful and appropriate assistance to Advisers in carrying out its investment advisory responsibilities. These services may not always directly benefit the Fund. They must, however, be of value to Advisers in carrying out its overall responsibilities to its clients.


As long as it is lawful and appropriate to do so, Advisers and its affiliates may use the research and data received from dealers effecting transactions in portfolio securities in their investment advisory capacities with other clients. If the Fund's officers are satisfied that best execution is obtained, the sale of Fund shares, as well as shares of other funds in Franklin Templeton Investments, also may be considered a factor in the selection of broker-dealers to execute the Fund's portfolio transactions.

Under both the Current Agreement and Proposed Amended Agreement, in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties on the part of Advisers, Advisers is not liable to the Fund or any shareholder for any act or omission in connection with providing services under the relevant Agreement or for any losses that may be sustained in the purchase, holding or sale of any security by the Fund.

The Current Agreement is dated February 18, 1999 and was last approved for continuance by the Trust's Board of Trustees on April 17, 2001. The Current Agreement was last submitted to a shareholder vote on March 11, 1999 (for consent of the sole shareholder).

The Proposed Amended Agreement will become effective immediately with the Fulcrum Fee and Performance Adjustment to be introduced at the end of the twelfth month following the month in which shareholder approval is obtained. The Proposed Amended Agreement will be in effect initially for two years and is renewable annually thereafter for successive periods not to exceed one year (i) by a vote of the Trust's Board of Trustees or by the vote of a majority of the outstanding voting securities of the Fund, and (ii) by the vote of a majority of the Trustees of the Trust who are not parties to the Agreement, or interested persons of any parties to the Agreement (the "Independent Trustees"), cast in person at a meeting called for the purpose of voting on such approval. Both the Current Agreement and Proposed Amended Agreement may be terminated at any time, without payment of any penalty either by a vote of the Trust's Board of Trustees or by a vote of a majority of the outstanding voting securities of the Fund or by Advisers upon sixty (60) days' written notice to the other party. The Current Agreement and Proposed Amended Agreement terminate automatically in the event of any "assignment," as defined in the 1940 Act, of the relevant Agreement.


WHAT DID THE BOARD OF TRUSTEES CONSIDER IN APPROVING THE PROPOSED AMENDED AGREEMENT WITH ADVISERS?


The proposal to restructure the Fund's advisory fee rate was considered at Board meetings held on November 20, 2001, January 17, 2002 and approved at a Board meeting held February 12, 2002. In advance of these meetings, the Board of Trustees received information relating to the proposal and was given the opportunity to ask questions and request additional information from Management. Prior to the February 12, 2002 Board meeting, the Independent Trustees met separately and discussed approval of the advisory fee rate restructuring with independent counsel.

In recommending approval of the proposed fee rate and structure, the Board took into consideration a number of factors. Among them was the quality of the Fund's performance. Since inception, the Fund's performance has substantially exceeded the investment record of the Standard & Poor's 500(R) Composite Stock Price Index and generally has been a strong relative performer among its peer group of funds. The Board also considered the absence, when the Fund was launched, of readily available data on costs and fees for hedge fund-style mutual funds that engage in the kind of complex strategies pursued by the Fund. While hedge fund-style mutual funds remain relatively uncommon, the proposed advisory rates and structure are comparable to the rates and structure of other mutual funds that operate with a hedge fund-style with a performance incentive fee structure. The Board also took into account the fact that the Fund had been voluntarily closed to most new investors in order to allow management to more effectively pursue its hedging investment strategy. The resulting limitation on the potential growth of Fund assets deemed to be in the best interests of the Fund and its shareholders, led the Board to conclude that the proposed performance incentive fee structure would better align the interests of Advisers with those of shareholders than would an advisory fee based strictly on a fixed percentage of assets.

Factors in addition to the above included (i) projected expense ratios and the minimum and maximum advisory fee rates that would apply once the new fee structure is implemented; (ii) the nature of the Index and whether it constitutes an appropriate measure of the Fund's relative performance; (iii) the reasonableness of the interval over which performance would be measured; (iv) comparative expense and performance data, including a special report covering competitor data selected and compiled by an independent third party; (v) pro forma comparisons of expenses; (vi) the nature and quality of the services provided by Advisers and its affiliated companies and the reasonableness of the fees charged for their services and (vii) a special study prepared by Management showing Advisers' historical and pro forma profitability with respect to the Fund.

Based on such considerations and all other information it deemed relevant to its decision, the Board of Trustees, including the Independent Trustees, unanimously determined that approval of the Proposed Amended Agreement was in the best interests of the Fund and its shareholders.

WHAT OTHER INFORMATION SHOULD A SHAREHOLDER KNOW ABOUT ADVISERS?

Advisers, a California corporation, is a wholly owned subsidiary of Franklin Resources, Inc. ("Resources"). Advisers and Resources are located at
One Franklin Parkway, San Mateo, California 94403. Charles B. Johnson, Chairman of the Board and a Trustee of the Trust, and Rupert H. Johnson, Jr., President and Trustee of the Trust, own beneficially 17.9% and 14.6%, respectively, of Resources outstanding voting securities, as of December 31, 2001.

Advisers is registered as an investment adviser under the Investment Advisers Act of 1940, as amended. Attached to this proxy statement as Exhibit B is a chart identifying other investment companies with investment goals similar to those of the Fund for which Advisers serves as investment manager and the fees payable to Advisers by such funds.


Beginning October 9, 2001, Advisers entered into a sub-advisory agreement with Franklin Templeton Alternative Strategies, LLC ("Alternative Strategies"), 500 East Broward Boulevard, Fort Lauderdale, FL 33394. Alternative Strategies provides Advisers with investment advice and assistance, including the services of a portfolio manager for the Fund. Under the sub-advisory agreement, Advisers pays 50% of its advisory fees to Alternative Strategies. It is not anticipated that this arrangement will change as a result of the Proposed Amended Agreement.


ADVISERS' PRINCIPAL EXECUTIVE OFFICER AND DIRECTORS AND PRINCIPAL OCCUPATIONS

Martin L. Flanagan
One Franklin Parkway, San Mateo, CA 94403

Executive Vice President and Director, Franklin Advisers, Inc.; President, Member - Office of the President, Chief Financial Officer and Chief Operating Officer, Franklin Resources, Inc.; Senior Vice President and Chief Financial Officer, Franklin Mutual Advisers, LLC; Executive Vice President, Chief Financial Officer and Director, Templeton Worldwide, Inc.; Executive Vice President and Chief Operating Officer, Templeton Investment Counsel, LLC; Executive Vice President, Franklin Investment Advisory Services, Inc. and Franklin Templeton Investor Services, LLC; Chief Financial Officer, Franklin Advisory Services, LLC; Chairman, Franklin Templeton Services, LLC; officer and/or director of some of the other subsidiaries of Franklin Resources, Inc.; and officer and/or director or trustee, as the case may be, of 52 of the investment companies in Franklin Templeton Investments.

Charles E. Johnson
One Franklin Parkway, San Mateo, CA 94403

President and Director, Franklin Advisers, Inc. and Templeton Worldwide, Inc.; President, Member - Office of the President and Director, Franklin Resources, Inc.; Senior Vice President, Franklin Templeton Distributors, Inc.; Chairman of the Board, President and Director, Franklin Investment Advisory Services, Inc.; Director, Fiduciary Trust Company International; officer and/or director of some of the other subsidiaries of Franklin Resources, Inc.; and officer and/or director or trustee, as the case may be, of 34 of the investment companies in Franklin Templeton Investments.

Rupert H. Johnson, Jr.
One Franklin Parkway, San Mateo, CA 94403

Director, Franklin Advisers, Inc. and Franklin Investment Advisory Services, Inc.; Vice Chairman, Member - Office of the Chairman and
Director, Franklin Resources, Inc.; Vice President and Director, Franklin Templeton Distributors, Inc.; Senior Vice President, Franklin Advisory Services, LLC; and officer and/or director or trustee, as the case may be, of most of the other subsidiaries of Franklin Resources, Inc. and of 51 of the investment companies in Franklin Templeton Investments.

The following trustees of the Trust have a position with Advisers: Harmon E. Burns, a Trustee and Vice President of the Trust is an Executive Vice President of Advisers. Rupert H. Johnson, Jr., a Trustee and President of the Trust is a Director of Advisers. Charles E. Johnson, Vice President of the Trust is a Director and President of Advisers. Martin L. Flanagan, Vice President and Chief Financial Officer of the Trust is a Director and Executive Vice President of Advisers. Edward B. Jamieson, Vice President of the Trust is an Executive Vice President of Advisers. Christopher J. Molumphy, Vice President of the Trust is an Executive Vice President of Advisers. No other trustee or officer of the Trust holds a position with Advisers.



The Board of Trustees, including a majority of the Independent Trustees, unanimously recommends approval of the Proposed Amended Agreement. If shareholders of the Fund do not approve the Proposed Amended Agreement, contingent on approval of the Board of Trustees, and a majority of the Independent Trustees, the Fund's current arrangements for advisory and administrative services will remain in place pursuant to the terms of the Current Agreement.

                  THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS
                        THAT YOU VOTE "FOR" THE PROPOSAL

OTHER INFORMATION ABOUT THE FUND


THE UNDERWRITER. The underwriter for the Fund is Franklin Templeton Distributors, Inc. ("Distributors"), One Franklin Parkway, San Mateo, California 94403. Distributors is a wholly owned subsidiary of Resources and will continue to serve as the Fund's underwriter whether or not the Proposal is approved by shareholders. The Fund paid $527,711 to Distributors under its Rule 12b-1 Plan for the fiscal year ended April 30, 2001. Distributors will continue to receive fees under the Rule 12b-1 Plan whether or not the proposal is approved by shareholders.

THE ADMINISTRATOR. The administrator for the Fund is FT Services, LLC ("FT Services"), One Franklin Parkway, San Mateo, California 94403. FT Services is wholly owned by Resources. The administrative services FT Services provides include preparing and maintaining books, records, and tax and financial reports, and monitoring compliance with regulatory requirements. FT Services will continue to serve as the Fund's administrator whether or not the Proposal is approved by shareholders. The Fund paid $352,240 to FT Services for its services for the fiscal year ended April 30, 2001.


THE TRANSFER AGENT. The transfer agent, registrar and dividend disbursement agent for the Fund is Franklin Templeton Investor Services, LLC ("Investor Services"), One Franklin Parkway, San Mateo, California 94403, an indirect wholly owned subsidiary of Resources. Investor Services will continue to serve as the Fund's transfer agent, registrar and dividend disbursing agent whether or not the Proposal is approved by shareholders. The Fund paid $124,082 to Investor Services for its services for the fiscal year ended April 30, 2001.

THE CUSTODIAN. Bank of New York, Mutual Funds Division, 90 Washington Street, New York, NY 10286, acts as custodian of the Fund's securities and other assets.

REPORTS TO SHAREHOLDERS AND FINANCIAL STATEMENTS. The Fund's last audited financial statements and annual report, for the fiscal year ended April 30, 2001 are available free of charge. To obtain copies, please call 1-800/DIAL BEN(R) or forward a written request to Franklin Templeton Investor Services, LLC, P.O. Box 997151, Sacramento, CA 95899-9983.

PRINCIPAL SHAREHOLDERS. As of February 19, 2002, the Fund had 11,869,221.169 shares outstanding and total net assets of $197,338,888.31. From time to time, the number of shares held in "street name" accounts of various securities dealers for the benefit of their clients may exceed 5% of the total shares outstanding. To the knowledge of the Fund's management, as of February 19, 2002, there were no other entities holding beneficially or of record more than 5% of the Fund's outstanding shares.

In addition, to the knowledge of the Fund's management, as of February 19, 2002, the officers and Board members, as a group, owned less than 1% of the outstanding shares of the Fund.

FURTHER INFORMATION ABOUT VOTING AND THE MEETING


SOLICITATION OF PROXIES. The cost of soliciting these proxies will be borne by Advisers. Brokerage firms and others are reimbursed for their expenses in forwarding proxy material to the beneficial owners and soliciting them to execute proxies. Georgeson Shareholder Communications has been engaged to solicit proxies from brokers, banks, other institutional holders and individual shareholders for an approximate fee, including out-of-pocket expenses, ranging between $20,000 and $30,000. It is expected that the solicitation will be primarily by mail, but also may include telephone, personal interviews or other means. The Fund does not reimburse Trustees and officers of the Fund, or regular employees and agents of Advisers involved in the solicitation of proxies.


In addition to solicitations by mail, some of the officers and employees of the Fund, Advisers and its affiliates, without extra compensation, may conduct additional solicitations by telephone, personal interviews and other means.

ADJOURNMENT. Any meeting of shareholders may be adjourned from time to time by a majority of votes properly cast upon the question adjournment, whether or not a quorum is present, consistent with applicable law.

HOUSEHOLDING. To reduce Fund expenses, the Fund attempts to identify related shareholders in a household and sends only one copy of the financial reports, prospectuses and proxies to that household, unless the Fund has received contrary instructions from any shareholder at that address. In the case of a proxy, each shareholder in the household will continue to receive a separate proxy card. This process, called "householding," will continue indefinitely unless you instruct the Fund otherwise. If you prefer not to have the Fund household your documents, please contact the Fund by calling 1/800-632-2301 or writing to P.O. Box 997151, Sacramento, CA 95899-9983 to request prompt delivery of a copy of the financial report, prospectus or proxy and/or to receive a separate financial report, prospectus and proxy in the future. Shareholders who share an address and receive multiple copies of the Fund's financial reports, prospectuses and proxies may request delivery of a single copy by contacting the Fund at 1/800-632-2301 or writing to P.O. Box 997151, Sacramento, CA 95899-9983.

VOTING BY BROKER-DEALERS. The Fund expects that, before the Meeting, broker-dealer firms holding shares of the Fund in "street name" for their customers will request voting instructions from their customers and beneficial owners. If these instructions are not received by the date specified in the broker-dealer firms' proxy solicitation materials, the Fund understands that NYSE Rules permit the broker-dealers to vote on the items to be considered at the Meeting on behalf of their customers and beneficial owners. Certain broker-dealers may exercise discretion over shares held in their name for which no instructions are received by voting those shares in the same proportion as they vote shares for which they received instructions.

QUORUM. Forty percent (40%) of the Fund's shares entitled to vote, present in person or represented by proxy, constitutes a quorum at the Meeting. The shares over which broker-dealers have discretionary voting power, the shares that represent "broker non-votes" (i.e., shares held by brokers or nominees as to which: (i) instructions have not been received from the beneficial owners or persons entitled to vote; and (ii) the broker or nominee does not have discretionary voting power on a particular matter), and the shares whose proxies reflect an abstention on any item are all counted as shares present and entitled to vote for purposes of determining whether the required quorum of shares exists.

REQUIRED VOTE. The approval of the Proposal requires the affirmative vote of the lesser of (1) more than 50% of the outstanding voting securities of the Fund, or
(2) 67% or more of the voting securities of the Fund present at the Meeting, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy. If a quorum is present, a majority of the Fund shares voted shall be required to approve other business properly presented at the Meeting, except as otherwise required by applicable law or by provisions of the Fund's Agreement and Declaration of Trust or By-Laws. Abstentions and broker non-votes will be treated as votes not cast and, therefore, will not be counted for purposes of obtaining approval of the Proposal.

OTHER MATTERS AND DISCRETION OF PERSONS NAMED IN THE PROXY. The Fund is not required, and does not intend, to hold regular annual meetings of shareholders. Shareholders wishing to submit proposals for consideration for inclusion in a proxy statement for the next meeting of shareholders should send their written proposals to the Fund's offices, One Franklin Parkway, San Mateo, CA 94403, so they are received within a reasonable time before any such meeting. No business other than the matters described above is expected to come before the Meeting. Should any other matter requiring a vote of shareholders arise, including any question as to an adjournment or postponement of the Meeting, the persons named on the enclosed proxy card will vote on such matters according to their best judgment in the interests of the Fund.

By Order of the Board of Trustees,


Murray L Simpson
SECRETARY


Dated: March 12, 2002
San Mateo, California





                                   EXHIBIT A
                     FORM OF INVESTMENT MANAGEMENT AGREEMENT


                            FRANKLIN STRATEGIC SERIES

                                  on behalf of

                          FRANKLIN U.S. LONG-SHORT FUND


               AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT

      THIS AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT (the "Agreement") made between FRANKLIN STRATEGIC SERIES, a Delaware business trust (the "Trust"), on behalf of FRANKLIN U.S. LONG-SHORT FUND (the "Fund"), a series of the Trust, and FRANKLIN ADVISERS, INC., a California corporation (the "Adviser").

      WHEREAS, the Trust has been organized and intends to operate as an investment company registered under the Investment Company Act of 1940 (the "1940 Act") for the purpose of investing and reinvesting its assets in securities, as set forth in its Agreement and Declaration of Trust, its By-Laws and its Registration Statement under the 1940 Act and the Securities Act of 1933, all as heretofore and hereafter amended and supplemented; and the Trust desires to avail itself of the services, information, advice, assistance and facilities of an investment adviser and to have an investment adviser perform various management, statistical, research, investment advisory and other services for the Fund; and,

      WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, is engaged in the business of rendering investment advisory, counseling and supervisory services to investment companies and other investment counseling clients, and desires to provide these services to the Fund.

      NOW THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is mutually agreed as follows:

      1. EMPLOYMENT OF THE ADVISER. The Trust hereby employs the Adviser to manage the investment and reinvestment of the Fund's assets and to administer its affairs, subject to the direction of the Board of Trustees and the officers of the Trust, for the period and on the terms hereinafter set forth. The Adviser hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth for the compensation herein provided. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Fund or the Trust in any way or otherwise be deemed an agent of the Fund or the Trust.

      2. OBLIGATIONS OF AND SERVICES TO BE PROVIDED BY THE ADVISER. The Adviser undertakes to provide the services hereinafter set forth and to assume the following obligations:

         A.  INVESTMENT ADVISORY SERVICES.

             (a) The Adviser shall manage the Fund's assets subject to and in accordance with the investment objectives and policies of the Fund and any directions which the Trust's Board of Trustees may issue from time to time. In pursuance of the foregoing, the Adviser shall make all determinations with respect to the investment of the Fund's assets and the purchase and sale of its investment securities, and shall take such steps as may be necessary to implement the same. Such determinations and services shall include determining the manner in which any voting rights, rights to consent to corporate action and any other rights pertaining to the Fund's investment securities shall be exercised. The Adviser shall render or cause to be rendered regular reports to the Trust, at regular meetings of its Board of Trustees and at such other times as may be reasonably requested by the Trust's Board of Trustees, of (i) the decisions made with respect to the investment of the Fund's assets and the purchase and sale of its investment securities, (ii) the reasons for such decisions, and (iii) the extent to which those decisions have been implemented.

             (b) The Adviser, subject to and in accordance with any directions which the Trust's Board of Trustees may issue from time to time, shall place, in the name of the Fund, orders for the execution of the Fund's securities transactions. When placing such orders, the Adviser shall seek to obtain the best net price and execution for the Fund, but this requirement shall not be deemed to obligate the Adviser to place any order solely on the basis of obtaining the lowest commission rate if the other standards set forth in this section have been satisfied. The parties recognize that there are likely to be many cases in which different brokers are equally able to provide such best price and execution and that, in selecting among such brokers with respect to particular trades, it is desirable to choose those brokers who furnish research, statistical, quotations and other information to the Fund and the Adviser in accordance with the standards set forth below. Moreover, to the extent that it continues to be lawful to do so and so long as the Board of Trustees determines that the Fund will benefit, directly or indirectly, by doing so, the Adviser may place orders with a broker who charges a commission for that transaction which is in excess of the amount of commission that another broker would have charged for effecting that transaction, provided that the excess commission is reasonable in relation to the value of "brokerage and research services" (as defined in Section 28(e)(3) of the Securities Exchange Act of 1934) provided by that broker.

             Accordingly, the Trust and the Adviser agree that the Adviser shall select brokers for the execution of the Fund's transactions from among:

             (i) Those brokers and dealers who provide quotations and other services to the Fund, specifically including the quotations necessary to determine the Fund's net assets, in such amount of total brokerage as may reasonably be required in light of such services; and

             (ii) Those brokers and dealers who supply research, statistical and other data to the Adviser or its affiliates which the Adviser or its affiliates may lawfully and appropriately use in their investment advisory capacities, which relate directly to securities, actual or potential, of the Fund, or which place the Adviser in a better position to make decisions in connection with the management of the Fund's assets and securities, whether or not such data may also be useful to the Adviser and its affiliates in managing other portfolios or advising other clients, in such amount of total brokerage as may reasonably be required. Provided that the Trust's officers are satisfied that the best execution is obtained, the sale of shares of the Fund may also be considered as a factor in the selection of broker-dealers to execute the Fund's portfolio transactions.

             (c) When the Adviser has determined that the Fund should tender securities pursuant to a "tender offer solicitation," Franklin/Templeton Distributors, Inc. ("Distributors") shall be designated as the "tendering dealer" so long as it is legally permitted to act in such capacity under the federal securities laws and rules thereunder and the rules of any securities exchange or association of which Distributors may be a member. Neither the Adviser nor Distributors shall be obligated to make any additional commitments of capital, expense or personnel beyond that already committed (other than normal periodic fees or payments necessary to maintain its corporate existence and membership in the National Association of Securities Dealers, Inc.) as of the date of this Agreement. This Agreement shall not obligate the Adviser or Distributors (i) to act pursuant to the foregoing requirement under any circumstances in which they might reasonably believe that liability might be imposed upon them as a result of so acting, or (ii) to institute legal or other proceedings to collect fees which may be considered to be due from others to it as a result of such a tender, unless the Trust on behalf of the Fund shall enter into an agreement with the Adviser and/or Distributors to reimburse them for all such expenses connected with attempting to collect such fees, including legal fees and expenses and that portion of the compensation due to their employees which is attributable to the time involved in attempting to collect such fees.

             (d)The Adviser shall render regular reports to the Trust, not more frequently than quarterly, of how much total brokerage business has been placed by the Adviser, on behalf of the Fund, with brokers falling into each of the categories referred to above and the manner in which the allocation has been accomplished.

             (e)The Adviser agrees that no investment decision will be made or influenced by a desire to provide brokerage for allocation in accordance with the foregoing, and that the right to make such allocation of brokerage shall not interfere with the Adviser's paramount duty to obtain the best net price and execution for the Fund.

             (f)Decisions on proxy voting shall be made by the Adviser unless the Board of Trustees determines otherwise. Pursuant to its authority, Adviser shall have the power to vote, either in person or by proxy, all securities in which the Fund may be invested from time to time, and shall not be required to seek or take instructions from the Fund with respect thereto. Adviser shall not be expected or required to take any action other than the rendering of investment-related advice with respect to lawsuits involving securities presently or formerly held in the Fund, or the issuers thereof, including actions involving bankruptcy. Should Adviser undertake litigation against an issuer on behalf of the Fund, the Fund agrees to pay its portion of any applicable legal fees associated with the action or to forfeit any claim to any assets Adviser may recover and, in such case, agrees to hold Adviser harmless for excluding the Fund from such action. In the case of class action suits involving issuers held in the Fund, Adviser may include information about the Fund for purposes of participating in any settlements.

         B. PROVISION OF INFORMATION NECESSARY FOR PREPARATION OF SECURITIES REGISTRATION STATEMENTS, AMENDMENTS AND OTHER MATERIALS. The Adviser, its officers and employees will make available and provide accounting and statistical information required by the Fund in the preparation of registration statements, reports and other documents required by federal and state securities laws and with such information as the Fund may reasonably request for use in the preparation of such documents or of other materials necessary or helpful for the underwriting and distribution of the Fund's shares.

         C. OTHER OBLIGATIONS AND SERVICES. The Adviser shall make its officers and employees available to the Board of Trustees and officers of the Trust for consultation and discussions regarding the administration and management of the Fund and its investment activities.

         D. DELEGATION OF SERVICES. The Adviser may, at its expense, select and contract with one or more investment advisers registered under the Investment Advisers Act of 1940 ("Sub-Advisers") to perform some or all of the services for the Fund for which it is responsible under this Agreement. The Adviser will compensate any Sub-Adviser for its services to the Fund. The Adviser may terminate the services of any Sub-Adviser at any time in its sole discretion, and shall at such time assume the responsibilities of such Sub-Adviser unless and until a successor Sub-Adviser is selected and the requisite approval of the Fund's shareholders is obtained. The Adviser will continue to have responsibility for all advisory services furnished by any Sub-Adviser.

      3. EXPENSES OF THE FUND. It is understood that the Fund will pay all of its own expenses other than those expressly assumed by the Adviser herein, which expenses payable by the Fund shall include:

         A.  Fees and expenses paid to the Adviser as provided herein;

         B.  Expenses of all audits by independent public accountants;

         C. Expenses of transfer agent, registrar, custodian, dividend disbursing agent and shareholder record-keeping services, including the expenses of issue, repurchase or redemption of its shares;

         D. Expenses of obtaining quotations for calculating the value of the Fund's net assets;

         E. Salaries and other compensations of executive officers of the Trust who are not officers, directors, stockholders or employees of the Adviser or its affiliates;

         F.  Taxes levied against the Fund;

         G. Brokerage fees and commissions in connection with the purchase and sale of securities for the Fund;

         H.  Costs, including the interest expense, of borrowing money;

         I. Costs incident to meetings of the Board of Trustees and shareholders of the Fund, reports to the Fund's shareholders, the filing of reports with regulatory bodies and the maintenance of the Fund's and the Trust's legal existence;

         J. Legal fees, including the legal fees related to the registration and continued qualification of the Fund's shares for sale;

         K. Trustees' fees and expenses to trustees who are not directors, officers, employees or stockholders of the Adviser or any of its affiliates;

         L. Costs and expense of registering and maintaining the registration of the Fund and its shares under federal and any applicable state laws; including the printing and mailing of prospectuses to its shareholders;

         M.  Trade association dues;

         N. The Fund's pro rata portion of fidelity bond, errors and omissions, and trustees and officer liability insurance premiums; and

         O. The Fund's portion of the cost of any proxy voting service used on its behalf.

      4. COMPENSATION OF THE ADVISER


         The Fund shall pay an advisory fee in cash to the Adviser in accordance with the provisions of this Paragraph 4. The advisory fee is a performance incentive fee.

         A. FIXED RATE FEE. For the period beginning with the date as of which this Agreement is executed through the end of the twelfth complete calendar month following such execution ("transition period"), the Fund shall pay monthly a management fee in cash to the Adviser based upon a percentage of the value of the Fund's net assets, calculated as set forth below, as compensation for the services rendered and obligations assumed by the Adviser during the transaction period. Such fee shall be paid on the first business day of the month following the month in which such services are rendered during the transition period.

             (a) For purposes of calculating such fee, the value of the net assets of the Fund shall be determined in the same manner as the Fund uses to compute the value of its net assets in connection with the determination of the net asset value of its shares, all as set forth more fully in the Fund's current prospectus and statement of additional information. The rate of the management fee payable by the Fund shall be calculated daily at the annual rate of 1.00% of the average daily net assets of the Fund.


             (b) The advisory fee payable by the Fund shall be reduced or eliminated to the extent that Distributors has actually received cash payments of tender offer solicitation fees less certain costs and expenses incurred in connection therewith and to the extent necessary to comply with the limitations on expenses which may be borne by the Fund as set forth in the laws, regulations and administrative interpretations of those states in which the Fund's shares are registered. The Adviser may waive all or a portion of its fees provided for hereunder and such waiver shall be treated as a reduction in purchase price of its services. The Adviser shall be contractually bound hereunder by the terms of any publicly announced waiver of its fee, or any limitation of the Fund's expenses, as if such waiver or limitation were full set forth herein.

             (c) If this Agreement is terminated prior to the end of any month during the transition period, the accrued advisory fee shall be paid to the date of termination.


         B. PERFORMANCE INCENTIVE FEE RATE. For the term of this Agreement following the completion of the transition period defined in Section 4A above, the Fund shall pay monthly a management fee in cash to the Adviser based upon a percentage of the value of the Fund's net assets, calculated as set forth below, as compensation for the services rendered and obligations assumed by the Adviser. Such fee shall be paid on the first business day of the month following the month in which such services are rendered.

             (a) For purposes of calculating such fee, the value of the net assets of the Fund shall be determined in the same manner as the Fund uses to compute the value of its net assets in connection with the determination of the net asset value of its shares, all as set forth more fully in the Fund's current prospectus and statement of additional information. The rate of the management fee payable by the Fund shall be calculated daily at the annual rate of 1.50% of the Fund's daily average net assets (the "Base Fee") during the preceding month. This Base Fee will be adjusted, on a monthly basis and applied prospectively during the next succeeding month after calculation (i) upward at the rate of 0.20% (20 basis points), on a pro rata basis for each percentage point the investment performance of the Fund exceeds the sum of 2.00% and the investment record of the Index (such adjustments are to be made in increments of 0.01% of adjustment in the fee for each 0.05% difference between the Fund's performance and the investment record of the Index), or (ii) downward at the rate of 0.20% (20 basis points), on a pro rata basis for each percentage point the investment record of the Index less 2.00% exceeds the investment performance of the Fund (such adjustments are to be made in increments of 0.01% of adjustment in the fee for each 0.05% difference between the Fund's performance and the investment record of the Index) (such upward or downward adjustment in the Base Fee herein referred to as the "Fee Adjustment"). The maximum increase or decrease in the Base Fee as a result of any Fee Adjustment will be 1.00%. Therefore, the maximum annual fee payable to the Adviser will be 2.50% of average daily net assets and the minimum annual fee will be 0.50% of average daily net assets.

In determining the Fee Adjustment, if any, applicable during any month, the Fund's administrator will compare the investment performance of the Class A Shares of the Fund for the twelve-month period ending on the last day of the prior month (the "Performance Period") to the investment record of the Index during the Performance Period. The investment performance of the Fund will be determined by adding together (i) the change in the net asset value per share of the Class A Shares during the Performance Period, (ii) the value of cash distributions per share made by the Fund to holders of Class A Shares to the end of the Performance Period, and (iii) the value of capital gains taxes per Class A Shares, if any, paid or payable on undistributed realized long-term capital gains accumulated to the end of the Performance Period, and will be expressed as a percentage of the net asset value of the Class A Shares of the Fund at the beginning of the Performance Period. The investment record of the Index will be determined by adding together (i) the change in the level of the Index during the Performance Period and (ii) the value, computed consistently with the Index, of cash distributions made by companies whose securities comprise the Index accumulated to the end of the Performance Period, and will be expressed as a percentage of the Index at the beginning of such Performance Period.

After it determines any Fee Adjustment, the Fund's administrator will determine the dollar amount of additional fees or fee reductions to be accrued for each day of a month by multiplying the Fee Adjustment by the average daily net assets of the Fund during the Performance Period and dividing that number by the number of days in the Performance Period. The management fee, as adjusted, is accrued daily and paid monthly.


If the Trustees determine at some future date that another securities index is more representative of the composition of the Fund than is the Index, the Trustees may change the securities index used to compute the Fee Adjustment. If the Trustees do so, the new securities index (the "New Index") will be applied prospectively in accordance with applicable law to determine the amount of the Fee Adjustment. The Index will continue to be used to determine the amount of the Fee Adjustment for that part of the Performance Period prior to the effective date of the New Index. A change in the Index will be submitted to shareholders for their approval unless a determination is made that shareholder approval is not required under the 1940 Act or the Fund obtains relief from the requirement of obtaining shareholder approval by interpretation or order issued by the U.S. Securities and Exchange Commission.


             (b)The advisory fee payable by the Fund shall be reduced or eliminated to the extent that Distributors has actually received cash payments of tender offer solicitation fees less certain costs and expenses incurred in connection therewith and to the extent necessary to comply with the limitations on expenses which may be borne by the Fund as set forth in the laws, regulations and administrative interpretations of those states in which the Fund's shares are registered. The Adviser may waive all or a portion of its fees provided for hereunder and such waiver shall be treated as a reduction in purchase price of its services. The Adviser shall be contractually bound hereunder by the terms of any publicly announced waiver of its fee, or any limitation of the Fund's expenses by the Adviser, as if such waiver or limitation were fully set forth herein.

             (c)If this Agreement is terminated prior to the end of any month, the accrued advisory fee shall be paid to the date of termination.


         C.  GENERAL

             (a) During any period when the determination of the Fund's net asset value is suspended by the Trustees of the Trust, the net asset value of the Fund as of the last business day prior to such suspension shall, for the purposes of this Paragraph 4B, be deemed to be the net asset value of the Fund at the close of each succeeding business day until the net asset value of the Fund is again determined.

             (b) Notwithstanding the foregoing, no fee shall be paid to the Adviser with respect to any assets of the Fund that are invested in any other investment company for which the Adviser or any of its affiliates serves as investment adviser.

             (c) The fees provided for under this Paragraph 4 shall be prorated for any month in which this Agreement is not in effect for the entire month.


      5. ACTIVITIES OF THE ADVISER. The services of the Adviser to the Fund hereunder are not to be deemed exclusive, and the Adviser and any of its affiliates shall be free to render similar services to others. Subject to and in accordance with the Agreement and Declaration of Trust and By-Laws of the Trust and Section 10(a) of the 1940 Act, it is understood that trustees, officers, agents and shareholders of the Trust are or may be interested in the Adviser or its affiliates as directors, officers, agents or stockholders; that directors, officers, agents or stockholders of the Adviser or its affiliates are or may be interested in the Trust as trustees, officers, agents, shareholders or otherwise; that the Adviser or its affiliates may be interested in the Fund as shareholders or otherwise; and that the effect of any such interests shall be governed by said Agreement and Declaration of Trust, By-Laws and the 1940 Act.

      6. LIABILITIES OF THE ADVISER.

         A. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Adviser, the Adviser shall not be subject to liability to the Trust or the Fund or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security by the Fund.


         B. Notwithstanding the foregoing, the Adviser agrees to reimburse the Trust for any and all costs, expenses, and counsel and trustees' fees reasonably incurred by the Trust in the preparation, printing and distribution of proxy statements, amendments to its Registration Statement, holdings of meetings of its shareholders or trustees, the conduct of factual investigations, any legal or administrative proceedings (including any applications for exemptions or determinations by the Securities and Exchange (Commission) which the Trust incurs as the result of action or inaction of the Adviser or any of its affiliates or any of their officers, directors, employees or stockholders where the action or inaction necessitating such expenditures (i) is directly or indirectly related to any transactions or proposed transaction in the stock or control of the Adviser or its affiliates (or litigation related to any pending or proposed or future transaction in such shares or control) which shall have been undertaken without the prior, express approval of the Trust's Board of Trustees; or, (ii) is within the control of the Adviser or any of its affiliates or any of their officers, directors, employees or stockholders. The Adviser shall not be obligated pursuant to the provisions of this Subparagraph 6.B., to reimburse the Trust for any expenditures related to the institution of an administrative proceeding or civil litigation by the Trust or a shareholder seeking to recover all or a portion of the proceeds derived by any stockholder of the Adviser or any of its affiliates from the sale of his shares of the Adviser, or similar matters. So long as this Agreement is in effect, the Adviser shall pay to the Trust the amount due for expenses subject to this Subparagraph 6.B. within thirty (30) days after a bill or statement has been received by the Adviser therefor. This provision shall not be deemed to be a waiver of any claim the Trust may have or may assert against the Adviser or others for costs, expenses or damages heretofore incurred by the Trust or for costs, expenses or damages the Trust may hereafter incur which are not reimbursable to it hereunder.


         C. No provision of this Agreement shall be construed to protect any trustee or officer of the Trust, or director or officer of the Adviser, from liability in violation of Sections 17(h) and (i) of the 1940 Act.

      7. RENEWAL AND TERMINATION.

         A. This Agreement shall become effective on the date written below and shall continue in effect for two (2) years thereafter, unless sooner terminated as hereinafter provided and shall continue in effect thereafter for periods not exceeding one (1) year so long as such continuation is approved at least annually (i) by a vote of a majority of the outstanding voting securities of each Fund or by a vote of the Board of Trustees of the Trust, and (ii) by a vote of a majority of the Trustees of the Trust who are not parties to the Agreement (other than as Trustees of the Trust), cast in person at a meeting called for the purpose of voting on the Agreement.

         B.  This Agreement:

             (i) may at any time be terminated without the payment of any penalty either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund on sixty (60) days' written notice to the Adviser;

             (ii) shall immediately terminate with respect to the Fund in the event of its assignment; and

             (iii) may be terminated by the Adviser on sixty (60) days' written notice to the Fund.

         C. As used in this Paragraph the terms "assignment," "interested person" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth for any such terms in the 1940 Act.

         D. Any notice under this Agreement shall be given in writing addressed and delivered, or mailed post-paid, to the other party at any office of such party.

      8. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

      9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and effective on this ________ day of April, 2002.


FRANKLIN STRATEGIC SERIES
on behalf of FRANKLIN U.S. LONG-SHORT FUND


By: _____________________________

      Murray L. Simpson
Title: Vice President & Secretary


FRANKLIN ADVISERS, INC.


By: ____________________________

      Charles E. Johnson
Title:  President





                                   EXHIBIT B

                      SIMILAR FUNDS ADVISED OR SUB-ADVISED
                           BY FRANKLIN ADVISERS, INC.


                                                                Current Management Fee
Fund                                   Asset Size as of 9/30/01     (See Footnotes)
-------------------------------------------------------------------------------------------
Franklin Aggressive Growth Fund             $147.4 million                 1

Franklin Biotechnology Discovery Fund       $804.7 million                 2

Franklin Blue Chip Fund                     $161.9 million                 3

Franklin California Growth Fund           $1,619.5 million                 2

Franklin Large Cap Growth Fund              $101.6 million                 1

Franklin Small Mid-Cap Growth Fund        $8,011.9 million                 2

Franklin Small Cap Growth Fund II           $955.4 million                 4

Franklin Technology Fund                     $39.8 million                 4

DynaTech Fund                               $613.2 million                 5

Franklin Growth Fund                      $2,066.3 million                 5

Franklin Gold and Precious Metals Fund      $213.9 million                 6

-------------------

1. The rate of the management fee payable by the Fund shall be calculated daily at the following annual rates:

   0.500% of the value of its net assets up to and including $500,000,000; and 0.400% of the value of its net assets over $500,000,000 up to and including $1,000,000,000; and
   0.350% of the value of its net assets over $1,000,000,000 up to and including $1,500,000,000; and
   0.300% of the value of its net assets over $1,500,000,000 up to and including $6,500,000,000; and
   0.275% of the value of its net assets over $6,500,000,000 up to and including $11,500,000,000; and
   0.250% of the value of its net assets over $11,500,000,000 up to and including $16,500,000,000; and
   0.240% of the value of its net assets over $16,500,000,000 up to and including $19,000,000,000; and
   0.230% of the value of its net assets over $19,000,000,000 up to and including $21,500,000,000; and
   0.220% of the value of its net assets over $21,500,000,000.

2. The rate of the management fee payable by the Fund shall be calculated daily at the following annual rates:

   0.625 of 1% of the value of the average daily net assets up to and including $100 million; and
   0.50 of 1% of the value of the average daily net assets over $100 million up to and including $250 million; and
   0.45 of 1% of the value of the average daily net assets over $250 million up to and including $10 billion; and
   0.44 of 1% of the value of the average daily net assets over $10 billion up to and including $12.5 billion; and
   0.42 of 1% of the value of the average daily net assets over $12.5 billion up to and including $15 billion; and 0.40 of 1% of the value of the average daily net assets over $15 billion.

3. The rate of the management fee payable by the Fund shall be calculated daily at the following annual rates:

   0.75% of the average daily net assets up to and including $500 million; 0.625% of the average daily net assets over $500 million up to and including $1 billion; and
   0.50% of the average daily net assets over $1 billion.

4. The rate of the management fee payable by the Fund shall be calculated daily at the following annual rates:

   0.550% of the value of its net assets up to and including $500,000,000; and 0.450% of the value of its net assets over $500,000,000 up to and including $1,000,000,000; and
   0.400% of the value of its net assets over $1,000,000,000 up to and including $1,500,000,000; and
   0.350% of the value of its net assets over $1,500,000,000 up to and including $6,500,000,000; and
   0.325% of the value of its net assets over $6,500,000,000 up to and including $11,500,000,000; and
   0.300% of the value of its net assets over $11,500,000,000 up to and including $16,500,000,000; and
   0.290% of the value of its net assets over $16,500,000,000 up to and including $19,000,000,000; and
   0.280% of the value of its net assets over $19,000,000,000 up to and including $21,500,000,000; and
   0.270% of the value of its net assets over $21,500,000,000.

5. The rate of the monthly management fee shall be as follows:

   5/96 of 1% of the value of net assets up to and including $100,000,000; and 1/24 of 1% of the value of net assets over $100,000,000 and not over $250,000,000; and
   9/240 of 1% of the value of net assets over $250,000,000 and not over $10,000,000,000; and
   11/300 of 1% of the value of net assets over $10 billion and not over $12.5 billion; and
   7/200 of 1% of the value of net assets over $12.5 billion and not over $15 billion; and
   1/30 of 1% of the value of net assets over $15 billion and not over $17.5 billion; and
   19/600 of 1% of the value of net assets over $17.5 billion and not over $20 billion; and
   3/100 of 1% of the value of net assets in excess of $20 billion.

6. The rate of the monthly management fee shall be as follows:

   5/96 of 1% of the value of net assets up to and including $100,000,000; and 1/24 of 1% of the value of net assets over $100,000,000 and not over $250,000,000; and
   9/240 of 1% of the value of net assets in excess of $250,000,000.





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